UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2019

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street Hamilton HM 11, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code	(441) 278-3140
Registrant's Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2019, Sirius International Group, Ltd. (the “Issuer”), a Bermuda exempted company and wholly owned subsidiary of Sirius International Insurance Group, Ltd., entered into a supplemental indenture (the “Supplemental Indenture”) with The Bank of New York Mellon, as trustee (the “Trustee”), to the First Supplemental Indenture, dated as of November 1, 2016, to the Senior Indenture, dated as of November 1, 2016, by and between the Issuer and the Trustee, relating to the Issuer’s issued and outstanding 4.600% Senior Notes due 2026 (the “Senior Notes”).

The changes described below were made to permit the Senior Notes to qualify as Tier 3 ancillary capital under eligible capital requirements of the Bermuda Monetary Authority (the “BMA”). The BMA has indicated that the Issuer will be able to qualify the Senior Notes as Tier 3 ancillary capital on an amortizing basis, as set forth in the Supplemental Indenture. Because the Supplemental Indenture, among other things, does not materially adversely affect the interests of the holders of Senior Notes, the Supplemental Indenture was entered into without consent of any holders of Senior Notes.

The Senior Notes originally provided that the Senior Notes are redeemable at any time prior to August 1, 2026 at the option of the Issuer at a redemption price equal to a make-whole premium or, on and after August 1, 2026 or in the event that, as a result of certain tax law changes, the Issuer becomes obligated to pay additional amounts with respect to the Senior Notes, at par, plus in each case, accrued and unpaid interest. The Supplemental Indenture limits this optional redemption right to provide that the Senior Notes are not redeemable at the option of the Company prior to November 1, 2021, except in the limited circumstances set forth in the Supplemental Indenture.

The Supplemental Indenture also clarifies, for the avoidance of doubt, that the Senior Notes are free of encumbrances, and that neither the Indenture nor the Senior Notes contain any terms or conditions designed to accelerate or induce the Issuer or any of its subsidiary’s insolvency or effect similar proceedings.

Holders of Senior Notes should note that the Senior Notes do not in any way give rise to any rights of set-off against any claims and obligations of the Issuer or any of the Issuer’s regulated operating subsidiaries to any holder or creditor.

HSBC Securities (USA) Inc. provided financial advisory services to the Issuer in connection with the evaluation of certain regulatory capital matters relating to the Senior Notes.

This description of the Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Supplemental Indenture, dated as of October 28, 2019, between Sirius International Group, Ltd. and The Bank of New York Mellon, as trustee relating to the First Supplemental Indenture, dated as of November 1, 2016 in regards to the 4.600% Senior Notes due 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

	By:	/s/ Ralph A. Salamone
	Name:	Ralph A. Salamone
	Title:	Chief Financial Officer

Date: October 28, 2019

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